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                                                                    Exhibit 99.1

                          CAUTIONARY STATEMENT RELATING
                          TO FORWARD-LOOKING STATEMENTS

     Casey's General Stores, Inc. (the "Company") may, in discussions of its future plans, objectives, and expected performance in periodic reports filed by the Company with the Securities and Exchange Commission (or documents incorporated by reference therein) and in written and oral presentations made by the Company, include projections or other "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect the Company's current views with respect to future events and financial performance, and are based on management's beliefs as well as assumptions made by and information currently available to management. The words "believe", "expect," "anticipate," "intends," "estimate," "project" and similar expressions are intended to identify forward-looking statements.

     The Company wishes to caution investors that any forward-looking statements made by or on behalf of the Company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, the several factors listed below. Although the Company has attempted to list the important factors that presently affect the Company's business and operating results, the Company wishes to caution investors that other factors may in the future prove to be important in affecting the Company's results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

     Investors are further cautioned not to place undue reliance on such forward-looking statements, as they speak only of the Company's views as of the date the statement is made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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     Competition. The Company's business is highly competitive, and marked by ease of entry and constant change in terms of the numbers and type of retailers offering the products and services found in Company stores. Many of the food (including prepared foods) and non-food items similar or identical to those sold by the Company are generally available from a variety of competitors in the communities served by Company stores, and the Company competes with other convenience store chains, gasoline stations, supermarkets, drug stores, discount stores, club stores, mass merchants and "fast-food" outlets (with respect to the sale of prepared foods). Sales of such non-gasoline items (particularly prepared food items) have contributed substantially to the Company's gross profits from retail sales in recent years. Gasoline sales are also intensely competitive. The Company competes with both independent and national brand gasoline stations in the sale of gasoline, other convenience store chains and several non-traditional gasoline retailers such as supermarkets in specific markets. Some of these other gasoline retailers may have access to more favorable arrangements for gasoline supply then do the Company or the firms that supply its stores. Some of the Company's competitors have greater financial, marketing and other resources than the Company, and, as a result, may be able to respond better to changes in the economy and new opportunities within the industry.

     Gasoline operations. Gasoline sales are an important part of the Company's sales and earnings, and retail gasoline profit margins have a substantial impact on the Company's net income. Profit margins on gasoline sales can be adversely affected by factors beyond the control of the Company, including the supply of gasoline available in the retail gasoline market, uncertainty or volatility in the wholesale gasoline market, increases in wholesale gasoline costs generally during a period and price competition from other gasoline marketers. The market for crude oil and domestic wholesale petroleum products is marked by significant volatility, and is affected by general political conditions and instability in oil producing regions such as the Middle East and Venezuela. The volatility of the wholesale gasoline market makes it extremely difficult to predict the impact of future wholesale cost fluxuations on the Company's operating results and financial conditions. These factors could materially impact the Company's gasoline gallon volume, gasoline gross profit and overall customer traffic levels at Company stores. Any substantial decrease in profit margins on gasoline sales or in the number of gallons sold by Company stores could have a material adverse effect on the Company's earnings.

     The Company purchases its gasoline from a variety of independent national and regional petroleum distributors. Although in recent years the Company's suppliers have not experienced any difficulties in obtaining sufficient amounts of gasoline to meet the Company's needs, unanticipated national and international events could result in a reduction of gasoline supplies available for distribution to the Company. Any substantial curtailment in gasoline supplied to the Company could adversely affect the Company by reducing its gasoline sales. Further, management believes that a significant amount of the Company's business results from the patronage of customers primarily desiring to

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purchase gasoline and, accordingly, reduced gasoline supplies could adversely affect the sale of non-gasoline items. Such factors could have a material adverse impact upon the Company's earnings and operations.

     Tobacco Products. Sales of tobacco products represent a significant portion of the Company's revenues. Significant increases in wholesale cigarette costs and tax increases on tobacco products, as well as national and local campaigns to discourage smoking in the United States, could have an adverse affect on the demand for cigarettes sold by Company stores. The Company attempts to pass price increases onto its customers, but competitive pressures in specific markets may prevent it from doing so. These factors could materially impact the retail price of cigarettes, the volume of cigarettes sold by Company stores and overall customer traffic.

     Environmental Compliance Costs. The United States Environmental Protection Agency and several of the states in which the Company does business have adopted laws and regulations relating to underground storage tanks used for petroleum products. Substantial costs have been incurred by the Company in the past to comply with such laws and regulations, and additional substantial costs are anticipated to be necessary. Several states in which the Company does business have trust fund programs with provisions for sharing or reimbursing corrective action or remediation costs. Any reimbursements received in respect of such costs typically are subject to statutory provisions requiring repayment of the reimbursed funds for any future non-compliance with upgrade provisions or other applicable laws. Although the Company regularly accrues expenses for the estimated costs related to its future corrective action or remediation efforts, there can be no assurance that such accrued amounts will be sufficient to pay such costs, or that the Company has identified all environmental liabilities at all of its current store locations. In addition, there can be no assurance that the Company will not incur substantial expenditures in the future for remediation of contamination or related claims that have not been discovered or asserted with respect to existing store locations or locations that the Company may acquire in the future, or that the Company will not be subject to any claims for reimbursement of funds disbursed to the Company under the various state programs or that additional regulations, or amendments to existing regulations, will not require additional expenditures beyond those presently anticipated.

     Seasonality of Sales. Company sales generally are strongest during its first fiscal quarter (May-July) and weakest during its fourth fiscal year (February-April). In the warmer months of a year, customers tend to purchase greater quantities of gasoline and certain convenience items such as beer, soft drinks and ice. Difficult weather conditions in any quarter (such as flooding, prolonged rain or snow storms), however, may adversely affect sales at Company stores in the affected regions, and may have an adverse impact on the Company's net income for that period.

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     Minimum Wage Legislation. Any appreciable increase in the federal minimum wage rate may have a significant impact on the Company's operating results, particularly in the near term, to the extent the increase in labor expenses cannot be fully passed along to customers through price increases. Although the Company has in the past been able to, and will continue to attempt to, pass along increases in operating costs through price increases, there can be no assurance that all increases in labor costs can be reflected in prices, or that price increases will be absorbed by customers without diminishing customer spending in Company stores.